                                                                      Exhibit 12

                         AMERICAN GENERAL CORPORATION
             Computation of Ratio of Earnings to Fixed Charges and
                  Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                                ($ in millions)

                                                                 For the Years Ended December 31,
                                                                ----------------------------------
                                                                    1996         1995       1994
                                                                -----------  ----------  ---------
Consolidated operations:
  Income before income tax expense and net dividends
   on preferred securities...................................      $1,080      $1,010      $  949
  Undistributed income of equity investee....................         (35)        (39)          -
  Fixed charges deducted from income
   Interest expense..........................................         661         711         562
   Implicit interest in rents................................          21          21          19
                                                                   ------      ------      ------

     Total fixed charges deducted from income................         682         732         581
                                                                   ------      ------      ------

      Earnings available for fixed charges...................      $1,727      $1,703      $1,530
                                                                   ======      ======      ======

  Fixed charges per above....................................      $  682      $  732      $  581
  Capitalized interest.......................................          12          17          18
                                                                   ------      ------      ------

     Total fixed charges.....................................         694         749         599
     Dividends on preferred stock and securities.............          68          30           -
                                                                   ------      ------      ------

      Combined fixed charges and preferred stock dividends...      $  762      $  779      $  599
                                                                   ======      ======      ======

        Ratio of earnings to fixed charges...................        2.49        2.27        2.56
                                                                   ======      ======      ======
        Ratio of earnings to combined fixed charges
          and preferred stock dividends......................        2.26        2.19        2.56
                                                                   ======      ======      ======

Consolidated operations, corporate fixed charges
 and preferred stock dividends only:
  Income before income tax expense and net dividends
   on preferred securities of subsidiaries...................      $1,080      $1,010      $  949
  Undistributed income of equity investee....................         (35)        (39)          -
  Corporate fixed charges deducted from income -
   corporate interest expense................................         179         205         156
                                                                   ------      ------      ------

      Earnings available for fixed charges...................      $1,224      $1,176      $1,105
                                                                   ======      ======      ======

  Total corporate fixed charges per above....................      $  179      $  205      $  156
  Capitalized interest related to real estate operations.....          11          16          18
                                                                   ------      ------      ------
     Total corporate fixed charges...........................         190         221         174
     Dividends on preferred stock and securities.............          68          30           -
                                                                   ------      ------      ------

      Combined corporate fixed charges and preferred stock
       dividends.............................................      $  258      $  251      $  174
                                                                   ======      ======      ======

        Ratio of earnings to corporate fixed charges.........        6.45        5.32        6.34
                                                                   ======      ======      ======
        Ratio of earnings to combined corporate
         fixed charges and preferred stock dividends.........        4.74        4.69        6.34
                                                                   ======      ======      ======

                         AMERICAN GENERAL CORPORATION
             Computation of Ratio of Earnings to Fixed Charges and
                  Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                                ($ in millions)

                                                                 For the Years Ended December 31,
                                                                ----------------------------------
                                                                    1996         1995       1994
                                                                -----------  ----------  ---------
American General Finance, Inc.:
  Income before income tax expense...........................      $   54      $  116      $  392
  Fixed charges deducted from income
   Interest expense..........................................         493         518         416
   Implicit interest in rents................................          12          13          11
                                                                   ------      ------      ------

     Total fixed charges deducted from income................         505         531         427
                                                                   ------      ------      ------

      Earnings available for fixed charges...................      $  559      $  647      $  819
                                                                   ======      ======      ======

        Ratio of earnings to fixed charges...................        1.11        1.22        1.92
                                                                   ======      ======      ======

                         AMERICAN GENERAL CORPORATION
             Computation of Ratio of Earnings to Fixed Charges and
                  Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                                ($ in millions)

                                                                 For the Years Ended December 31,
                                                                ----------------------------------
                                                                       1993            1992
                                                                   -----------      ----------
Consolidated operations:
  Income before income tax expense, net dividends
   on preferred securities, and cumulative effect
   of accounting changes.....................................       $  753            $  879
  Undistributed income of equity investee....................            -                 -
  Fixed charges deducted from income
   Interest expense..........................................          521               550
   Implicit interest in rents................................           19                17
                                                                    ------            ------

     Total fixed charges deducted from income................          540               567
                                                                    ------            ------

      Earnings available for fixed charges...................       $1,293            $1,446
                                                                    ======            ======

  Fixed charges per above....................................       $  540            $  567
  Capitalized interest.......................................           15                21
                                                                    ------            ------

     Total fixed charges.....................................          555               588
     Dividends on preferred stock and securities.............            -                 -
                                                                    ------            ------

      Combined fixed charges and preferred stock dividends...       $  555            $  588
                                                                    ======            ======

        Ratio of earnings to fixed charges...................         2.33              2.46
                                                                    ======            ======
        Ratio of earnings to combined fixed charges
          and preferred stock dividends......................         2.33              2.46
                                                                    ======            ======

Consolidated operations, corporate fixed charges
 and preferred stock dividends only:
  Income before income tax expense, net dividends
   on preferred securities of subsidiaries, and cumulative
   effect of accounting changes..............................       $  753            $  879
  Undistributed income of equity investee....................            -                 -
  Corporate fixed charges deducted from income -
   corporate interest expense................................          159               168
                                                                    ------            ------

      Earnings available for fixed charges...................       $  912            $1,047
                                                                    ======            ======

  Total corporate fixed charges per above....................       $  159            $  168
  Capitalized interest related to real estate operations.....           15                21
                                                                    ------            ------
     Total corporate fixed charges...........................          174               189
     Dividends on preferred stock and securities.............            -                 -
                                                                    ------            ------

      Combined corporate fixed charges and preferred stock
       dividends.............................................       $  174            $  189
                                                                    ======            ======

        Ratio of earnings to corporate fixed charges.........         5.25              5.55
                                                                    ======            ======
        Ratio of earnings to combined corporate
         fixed charges and preferred stock dividends.........         5.25              5.55
                                                                    ======            ======

                         AMERICAN GENERAL CORPORATION
             Computation of Ratio of Earnings to Fixed Charges and
                  Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                                ($ in millions)

                                                                 For the Years Ended December 31,
                                                                ----------------------------------
                                                                         1993         1992
                                                                      -----------  ----------
American General Finance, Inc.:
  Income before income tax expense...........................           $  337      $  250
  Fixed charges deducted from income
   Interest expense..........................................              380         398
   Implicit interest in rents................................               10           9
                                                                        ------      ------

     Total fixed charges deducted from income................              390         407
                                                                        ------      ------

      Earnings available for fixed charges...................           $  727      $  657
                                                                        ======      ======

        Ratio of earnings to fixed charges...................             1.86        1.61
                                                                        ======      ======